Exhibit A:

Ms. Montgomery also directly owns an employee stock option to purchase 2,500 shares of Class A common stock with (i) an exercise price of $131.53 per share and (ii) an expiration date of February 8, 2028. Of the 2,500 shares subject to this option, 1,250 shares vested on February 8, 2021 and 1,250 shares vested on February 8, 2022.

Ms. Montgomery also directly owns an employee stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $151.60 per share and (ii) an expiration date of November 22, 2029. Of the 5,000 shares subject to this option, 1,250 shares vested on November 22, 2020, 1,250 shares vested on November 22, 2021, 1,250 shares vested on November 22, 2022, and 1,250 shares are scheduled to vest on November 22, 2023.

Ms. Montgomery also directly owns an employee stock option to purchase 7,500 shares of Class A common stock with (i) an exercise price of $691.23 per share and (ii) an expiration date of February 23, 2031. Of the 7,500 shares subject to this option, 1,875 shares vested on February 23, 2022, 1,875 shares vested on
February 23, 2023, 1,875 shares are scheduled to vest on February 23, 2024, and
1,875 shares are scheduled to vest on February 23, 2025.

Ms. Montgomery also directly owns an employee stock option to purchase 5,000 shares of Class A common stock with (i) an exercise price of $404.60 per share and (ii) an expiration date of February 17, 2032. Of the 5,000 shares subject to this option, 1,250 shares vested on February 17, 2023, 1,250 shares are scheduled to vest on February 17, 2024, 1,250 shares are scheduled to vest on
February 17, 2025, and 1,250 shares are scheduled to vest on February 17, 2026.

Ms. Montgomery also directly owns restricted stock units with the contingent right to receive 30 shares of Class A common stock. Of these 30 shares, 10 shares are scheduled to vest on November 15, 2023, 10 shares are scheduled to vest on November 15, 2024, and 10 shares are scheduled to vest on November 15,
2025.

Ms. Montgomery also directly owns restricted stock units with the contingent right to receive 457 shares of Class A common stock. Of these 457 shares, 114 shares are scheduled to vest on June 5, 2024, 114 shares are scheduled to vest on June 5, 2025, 114 shares are scheduled to vest on June 5, 2026, and 115 shares are scheduled to vest on June 5, 2027.